UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

50 Main Street
White Plains, New York	10606
(Address of principal executive offices)	(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 23, 2016, the Audit Committee of the Board of Directors of Bunge Limited (the “Company”), acting on the recommendation of management, and after consultation with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, concluded that the Company should amend and restate its previously issued interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 solely to reflect a reclassification of cash received from the settlement of net investment hedges from operating cash flows to investing cash flows in the Condensed Consolidated Statement of Cash Flows.  As a result, our previously filed interim consolidated financial statements for the quarter ended September 30, 2015 should no longer be relied upon.  The impact of the reclassification on other previously reported periods was immaterial.

On the date hereof, the Company is filing an amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2015 to reflect the reclassification described above.  The reclassification does not affect the Company’s previously reported volumes, gross profit, segment operating profit, net income or earnings per share or Bunge’s balance sheets for any period.  Additionally, the Consolidated Statements of Cash Flows for the twelve-month period ended December 31, 2015 included in the Company’s 2015 Annual Report on Form 10-K also to be filed on the date hereof, as well as the Company’s previously issued earnings announcement for the fourth quarter of 2015, reflect the reclassification and are correct as presented.

The following table summarizes the effects of the reclassification (U.S. dollars in millions):

	Nine Months Ended
	September 30, 2015
	As Reported	Restatement	As Restated
OPERATING ACTIVITIES
Other, net	$121	$(106)	$15
Cash provided by (used for) operating activities	633	(106)	527

INVESTING ACTIVITIES
Settlement of net investment hedges	$—	$106	$106
Cash provided by (used for) investing activities	(417)	106	(311)

Cash and cash equivalents, end of period	$303	$—	$303

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated financial statements, and the anticipated timing of future filings.  Forward-looking statements are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects and the timing of the filing of future reports with the Securities and Exchange Commission (“SEC”), to differ materially from those expressed in or contemplated by the forward-looking statements.  These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the SEC of the amended Quarterly Report on Form 10-Q/A or Form 10-K or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2016

BUNGE LIMITED

	By:	/s/ Andrew J. Burke
		Name:	Andrew J. Burke
		Title:	Chief Financial Officer